UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2016

MMA Capital Management, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell Street, Suite 600 Baltimore, Maryland		21224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

621 East Pratt Street, Suite 600

Baltimore, Maryland 21202
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16 and 18, 2016,  MMA Capital Management, LLC (the ”Registrant”) entered into share purchase agreements with Michael L. Falcone and Gary A. Mentesana, its Chief Executive Officer and Executive Vice President, respectively.

The share purchase agreements contain the following material terms and conditions:

•

The agreements require both individuals to purchase shares of the Registrant through open-market purchases, in an amount equal to the 30% of the employee’s cash bonus to be paid in February 2016.  Purchases must be completed by September 30, 2016.

•	The agreements shall be considered an amendment to the existing employment agreements for these individuals.
•	Shares purchased as a result of these agreements must be held for at least three (3) years, absent prior approval of the Compensation Committee.
•

Failure to complete the required purchases by September 30, 2016 or to hold the shares for the required holding period may result in disciplinary action, up to and including reduction of compensation and termination of service.

Item 8.01 Other Items.

On February 16, 2016, the Halis Family Foundation (the “Foundation”), a private foundation, filed a Form SC 13G indicating that the Foundation held greater than five percent of the outstanding shares of the Registrant.  In connection with this announcement, the Registrant reviewed the impact of the Foundation’s ownership with respect to the Tax Benefit Rights Agreement (“Rights Plan”) adopted by the Registrant on May 5, 2015 and the overall impact on ownership changes with respect to our net operating loss carryforward assets.  As a result of the review the Registrant has determined the following: 1) the increase in the Foundation ownership percentage resulted solely from the reduction in our shares outstanding due to the Registrant’s share buyback program; 2) no additional shares were purchased by the Foundation after adoption of the Rights Plan, therefore the Foundation is not considered an “acquiring person” for purposes of the plan; and 3) the Board of Directors has determined the Foundation to be an “exempted person” for purposes of their existing ownership stake, a determination the Board reserves the right to reconsider, from time to time.  The determinations means the Registrant does not have an event that would cause the distribution of the dilutive rights under the Rights Plan and that the Registrant does not believe there is any material risk to our net operating loss carryforward assets as a result of the Foundation’s ownership filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

February 22, 2016	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President